Exhibit 21.1
Domestic subsidiaries:
Biolectron, Inc. (Delaware corporation)
Biomet 3i, LLC (Florida LLC)
Biomet Biologics, LLC (Indiana LLC)
Biomet Europe Ltd. (Delaware corporation)
Biomet Fair Lawn, LLC (Indiana LLC)
Biomet Florida Services, LLC (Florida LLC)
Biomet International Ltd. (Delaware corporation)
Biomet Leasing, Inc. (Indiana corporation)
Biomet Manufacturing Corporation (Indiana corporation)
Biomet Microfixation, LLC (Florida LLC)
Biomet Orthopedics, LLC (Indiana LLC)
Biomet Sports Medicine, LLC (Indiana LLC)
Cross Medical Products, LLC (Delaware LLC)
EBI, LLC (Indiana LLC) (d/b/a “Biomet Spine” “Biomet Bone Healing Technologies” and “Biomet Spine & Bone Healing Technologies”)
EBI Holdings, LLC (Delaware LLC)
EBI Medical Systems, LLC (Delaware LLC)
Electro-Biology, LLC (Delaware LLC)
Implant Innovations Holdings, LLC (Indiana LLC)
Interpore Cross International, LLC (California LLC)
Interpore Spine, Ltd. (Delaware corporation)
Kirschner Medical Corporation (Delaware corporation)
Citra Labs, LLC (Indiana LLC)
Biomet Trauma, LLC (Indiana LLC)
Orthopaedic Advantage, LLC (Indiana LLC)
Biomet Veterinary Solutions, LLC (Indiana LLC)
Biomet U.S. Reconstruction, LLC (Indiana LLC)
Foreign subsidiaries:
Biomet Insurance Ltd.—Bermuda
EBI Patient Care, Inc. (Puerto Rican corporation)
Biomet Orthopedics Puerto Rico, Inc.—Puerto Rico
Biomet Argentina SA—Argentina
Biomet Australia Pty Ltd.—Australia
Biomet Brazil Medical Device Ltda – Brazil
Biomet Canada, Inc.—Canada
Biomet Microfixation Canada, Inc.—Canada
Biomet Chile SA—Chile
Biomet China Co., Ltd.—China
Changzhou Biomet Medical Devices Co. Ltd.—China
Shanghai Biomet Business Consulting Co. Ltd.—China
Zhejiang Biomet Medical Products Co. Ltd.—China
Orthopedic Biomet Costa Rica SA—Costa Rica
Biomet El Salvador SA de CV
Biomet Orthopaedics India Private Limited—India
Biomet Japan, Inc.—Japan
Biomet Korea Co. Ltd.—Korea
Biomet S.E.A. SDN. BHD. – Malaysia
Biomet Mexico SA de CV—Mexico

Biomet New Zealand Ltd.—New Zealand
JERDS Luxembourg Holding, S.à r.l.
Biomet 3i Australia Pty. Ltd.—Australia
Biomet 3i de Brasil Ltda.—Brazil
Biomet 3i Canada, Inc.—Canada
Biomet 3i Mexico S.A. de C.V.—Mexico
Biomet 3i Belgium N.V.—Belgium
Biomet 3i Benelux Holdings N.V.—Belgium
Biomet 3i France SAS —France
Biomet 3i Deutschland GmbH—Germany
Biomet 3i Global Supply Chain Center B.V.—Netherlands
Biomet 3i Japan, Inc.—Japan
Biomet 3i Netherlands B.V.—Netherlands
Biomet 3i Dental Iberica SL—Spain
Biomet 3i Nordic AB—Sweden
Biomet 3i Switzerland GmbH—Switzerland
Biomet 3i Turkey—Turkey
Biomet 3i UK Limited—United Kingdom
Biomet 3i Portugal L.d.a.—Portugal
Biomet 3i Korea Ltd. - Korea
Biomet Austria GmbH—Austria
Biomet Belgium BVBA—Belgium
Biomet China Business Trust—China
Biomet China Business Trust No.2 – China
Biomet CZ S.r.o—Czech Republic
Biomet Danmark Aps—Denmark
Biomet Finland OY—Finland
Biomet France Holding SAS—France
Biomet France Sarl—France
Biomet SAS—France
Biomet Deutschland GmbH—Germany
Biomet Deutschland Holding GmbH—Germany
Biomet Deutschland Vertrieb GmbH—Germany
Biomet Healthcare Management GmbH (Germany)
Biomet (Gibraltar) Finance Ltd.—Gibraltar
Biomet Hellas Commercial and Industrial Company of Medical and Pharmaceutical Products SA—Greece
Biomet Hong Kong CBT Limited—Hong Kong
Biomet Hong Kong Holding Limited—Hong Kong
Biomet Hong Kong No. 1 Limited—Hong Kong
Biomet Hong Kong No. 2 Limited—Hong Kong
Biomet Hong Kong No. 3 Ltd. – Hong Kong
Biomet Magyarorszag Kft.—Hungary
Biomet Ireland Ltd—Ireland
Biomet Italia S.r.l.—Italy
Biomet Finance Luxembourg S.a.r.l.—Luxembourg
Biomet Holdings Luxembourg Sarl—Luxembourg
Biomet Luxembourg Sarl—Luxembourg
Biomet Sarl—Luxembourg
Biomet Europe Holding Sarl—Luxembourg
Biomet CV—Netherlands
Biomet Europe BV—Netherlands
Biomet Global Supply Chain Center BV—Netherlands
Biomet Holdings BV—Netherlands
Biomet Nederland BV—Netherlands

Biomet Microfixation BV—Netherlands
Biomet Norge AS—Norway
Biomet Polska Sp. z.o.o.—Poland
Biomet Portugal Unipessoal, Lda—Portugal
Biomet South Africa (Pty.) Ltd.—South Africa
Biomet Spain Orthopedics SL—Spain
Biomet Cementing Technologies AB—Sweden
Biomet Orthopaedics AB—Sweden
Scandimed Holding AB—Sweden
Biomet Orthopaedics Switzerland GmbH—Switzerland
Ortra Holdings SA—Switzerland
Biomet Medikal Drunjer Dadytym Pazarlama Yhracat ve Dys Ticaret Ltd. Sti.—Turkey
MET Ortopedi AS—Turkey
TTT Ltd. Sti.—Turkey
Biomet Acquisitions Unlimited—United Kingdom
Biomet UK Ltd.—United Kingdom
Biomet Healthcare Limited—United Kingdom
Jamabil S.à r.l. - Luxembourg